SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 5, 2004

Date of Report (Date of earliest event reported)

PepsiCo, Inc.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

1-1183	13-1584302
(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road, Purchase, New York 10577

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

Item 12.	Results of Operations and Financial Condition.

The information contained in this Item 12 of this Current Report is being furnished in accordance with SEC Release Nos. 33-8216 and 34-47583.

The information, including the exhibits attached hereto, in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of PepsiCo, Inc., dated February 5, 2004, reporting PepsiCo, Inc.’s financial results for the 16 and 52 weeks ended December 27, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2004	PepsiCo, Inc.

	By:	/s/ Robert E. Cox

Robert E. Cox Vice President, Associate General Counsel, and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release issued by PepsiCo, Inc., dated February 5, 2004.